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                                                                  EXHIBIT 23.2

                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 (being filed with respect to the Phoenix Technologies Ltd. 1991 Employee Stock Purchase Plan) of our report dated October 27, 1995, on our audits of the consolidated financial statements and financial statement schedule of Phoenix Technologies Ltd. as of September 30, 1995 and 1994, and for each of the three fiscal years in the period ended September 30, 1995, which report is included in the Registrant's Annual Report on Form 10-K.



                                    /s/Coopers & Lybrand L.L.P.
                                    COOPERS & LYBRAND L.L.P.

San Jose, California
April 30, 1996